UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2008

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 E. Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The following events took place at either the Annual Meeting of the Board of Directors of the Company or the Annual Meeting of the Shareholders of the Company, each as held on January 23, 2008:

• Shareholders approved the Board of Directors’ recommendation to increase the number of authorized shares of common stock from 100 million to 150 million shares, and to effect a two for one stock split. One additional share of common stock will be distributed for each share held as of the close of business on February 1, 2008. The shares will be distributed on or about February 14, 2008.

• Shareholders re elected Mary L. Petrovich, Larry E. Rittenberg, and Michael T. Yonker to the Board of Directors of the Company for terms of three years.

• Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008.

• The Board of Directors approved an increase in the quarterly cash dividend from $0.11 to $0.12 per share on a pre stock split basis (or from $0.055 to $0.06 per share on a post stock split basis), beginning with the March 3, 2008 dividend payment to shareholders of record as of February 18, 2008. This increase raises the indicated annualized dividend rate to $0.48 per share on a pre split basis (or $0.24 per share on a post split basis), an increase of 9 percent.

• The Board of Directors appointed Thomas A. Gendron, President and Chief Executive Officer and a Director of the Company, as Chairman of the Board of Directors of the Company, a position previously held by John A. Halbrook, the former President and Chief Executive Officer of the Company. Mr. Halbrook will remain as a Director.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements:
None

(b) Proforma financial information:
None

(c) Shell company transactions:
None

(d) Exhibits:

99.1 Press Release Announcing Shareholder Meeting Results
99.2 Press Release Announcing Gendron Named Chairman

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

January 28, 2008	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Vice President, General Counsel, and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcing Shareholder Meeting Results
99.2	Press Release Announcing Gendron Named Chairman